UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2021
Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214)	981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
.
On December 3, 2021, Energy Transfer LP (the “Partnership” or “ET”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report, among other events, the retirement of Mr. Matthew S. Ramsey from his position as Chief Operating Officer of the Partnership, effective April 1, 2022. This amendment to the Original Report amends Item 5.02 to add information regarding the accelerated vesting of certain equity awards previously granted to Mr. Ramsey. No other changes have been made to the Original Report.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In connection with Mr. Ramsey’s retirement, on April 1, 2022, the Partnership’s Compensation Committee approved the accelerated vesting of 332,261 of Mr. Ramsey’s ET restricted common units and 82,920 of his ET cash restricted units. In addition, the Compensation Committee of Sunoco LP (“SUN”), the general partner of which is owned by the Partnership, approved the accelerated vesting of 38,658 previously issued SUN restricted common units. Mr. Ramsey’s remaining ET and SUN restricted common units and ET cash restricted units vested automatically upon his retirement pursuant to the terms of the unit award agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER LP
		By:	LE GP, LLC, its general partner

Date:	April 6, 2022		/s/ Bradford D. Whitehurst
Bradford D. Whitehurst
Chief Financial Officer (duly authorized to sign on behalf of the registrant)